Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses:

1.

Registration Statement (Form S-8 File No. 333-147967) pertaining to Argo Group International Holdings, Ltd. 2007 Long-Term Incentive Plan and Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan;

2.

Registration Statement (Form S-8 File No. 333-147714) pertaining to the Argo Group International Holdings, Ltd. – Argonaut Group, Inc. Amended and Restated Stock Incentive Plan, the Argonaut Group, Inc. Non-Employee Director Stock Option Plan, and the Argonaut Deferred Compensation Plan for Non-Employee Directors;

3.	Registration Statement (Form S-8 File No. 333-161299) pertaining to the Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan;
4.	Registration Statement (Form S-8 File No. 333-195932) pertaining to the Argo Group International Holdings, Ltd. 2014 Long-Term Incentive Plan;
5.

Registration Statement (Form S-3 File No. 333-161445) pertaining to the Argo Group International Holdings, Ltd. registration of senior debt securities, subordinated debt securities, common shares, preferred shares, warrants, units, depositary shares, purchase contracts, hybrid securities, trust preferred securities and guarantees of trust preferred securities; and

6.

Registration Statement (Form S-3 File No. 333-183957) pertaining to the Argo Group International Holdings, Ltd. registration of debt securities, common shares, preferred shares, warrants, units, depositary shares, purchase contracts, hybrid securities, trust preferred securities and guarantees of trust preferred securities and debt securities;

7.

Registration Statement (Form S-3 File No. 333- 207073) pertaining to the Argo Group International Holdings, Ltd. Registration of , common shares, preferred shares, debt securities, warrants, units, depositary shares, purchase contracts, hybrid securities combining elements of the foregoing, trust preferred securities and guarantees of trust preferred securities and debt securities;

of our reports dated February 26, 2016, with respect to the consolidated financial statements and schedules of Argo Group International Holdings, Ltd. and the effectiveness of internal control over financial reporting of Argo Group International Holdings, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Antonio, Texas

February 26, 2016